99.1    Earnings Release - Second Quarter Ended June 30, 2004

                           [LETTERHEAD OF THE COMPANY]



Contact:   John N. Foy
           Vice Chairman and CFO
           (423) 855-0001

           CBL & ASSOCIATES PROPERTIES REPORTS SECOND QUARTER RESULTS

o Raises 2004 FFO per share guidance
o Same store sales continue progress with 5.6% increase
o Same center NOI grows by 1.5%

     CHATTANOOGA, Tenn. (July 29, 2004) CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the second quarter and six months ended June 30, 2004. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this release.

     Net income available to common shareholders was $21,708,000, or $0.68 per diluted share, in the second quarter of 2004 compared with $21,022,000, or $0.68 per diluted share, in the prior-year period. Net income available to common shareholders increased 18.5% in the first half of 2004 to $51,897,000 from $43,798,000 in the first half of 2003. On a diluted per share basis, net income available to common shareholders for the first six months of 2004 increased 15.5% to $1.64 compared with $1.42 in the prior-year period.

     Funds from operations (FFO) increased 2.0% to $68,738,000 for the second quarter of 2004 from $67,406,000 for the second quarter of 2003. FFO per share on a diluted, fully converted basis increased 1.7% to $1.21 for the second quarter of 2004 from $1.19 in the prior-year period. Gains on sales of outparcels for the second quarter of 2004 were $0.01 per diluted, fully converted share compared with $0.05 for the prior-year period. FFO increased 2.7% to $138,398,000 for the first half of 2004 from $134,703,000 in the first half of 2003. FFO per share increased 2.5% on a diluted, fully converted basis in the first six months of 2004 to $2.44 from $2.38 per share in the prior-year period. Gains on sales of outparcels for the first six months of 2004 were $0.04 per diluted, fully converted share compared with $0.07 for the prior-year period.

HIGHLIGHTS

|X| Revenues increased 8.5% in the second quarter to $176,196,000 from $162,397,000 in the prior-year period. Revenues increased 7.1% in the first six months of 2004 to $349,087,000 from $325,905,000 in the comparable period a year ago. Second quarter revenues include $1,444,000 in lease termination fees received from tenants compared with $1,167,000 received in the prior-year period. Revenues for the first six months of 2004 include $2,601,000 in lease termination fees compared with $1,562,000 in the prior-year period.

|X| Same center net operating income for the portfolio improved in the second quarter of 2004 by 1.5% compared with a 6.1% increase for the prior-year period.

|X| Same-store sales for mall tenants of 10,000 square feet or less for stabilized malls as of June 30, 2004, increased 5.6% for those tenants who have reported year to date sales compared with a decrease of 1.5% for the prior-year period.

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
CBL Reports Second Quarter Results
Page 2
July 29, 2004


|X| The debt-to-total-market capitalization ratio as of June 30, 2004, was 49.4% based on the common stock closing price of $55.00 and a fully converted common stock share count of 55,981,146 as of the same date. The debt-to-total-market capitalization ratio as of June 30, 2003, was 50.3% based on the common stock closing price of $43.00 and a fully converted common stock share count of 55,832,021 as of the same date.

|X| Variable rate debt of $850,406,000 represents 13.1% of the total market capitalization for the Company and 26.4% of the Company's total consolidated and unconsolidated debt.

     CBL's chairman and chief executive officer, Charles B. Lebovitz, said, "We have built our company around a focused strategy that has led to strong, consistent FFO and dividend growth since our IPO in 1993. This strategy includes acquiring properties where we can add value, developing properties in market areas that are underserved, proactively managing and investing in our existing properties to ensure they meet the needs of our customers, and maintaining a flexible, well positioned balance sheet that is conservative and risk-averse. This approach has served us well and continues to be a solid foundation for the future growth of our company.

     "The second quarter is generally a good indicator for our business as we participate in the International Council of Shopping Centers' Annual Convention and conduct our annual Connection event for retailers in May and June, respectively. Although leasing is one of the biggest challenges we continue to face for both our existing shopping center portfolio and new developments, we were encouraged by the leasing activity and the number of deals that have been finalized since the convention. The attitude of the retailers present at both events was vibrant and positive. While we do not expect an immediate impact from the continued growth in sales at our malls, the improved sales performance together with a higher level of leasing activity continues to generate opportunities to add new retail concepts and remerchandise our malls.

     "Our healthy outlook for the balance of the year is predicated upon the progress we are making in releasing the nearly 438,000 square feet of bankruptcies and store closings experienced in the last 12 months as well as overcoming the loss of approximately $0.58 per share in annualized FFO from properties contributed in the Galileo transaction. We have also been successful in acquiring six prime malls so far this year at attractive yields. With the impact from our recently acquired malls, the opening of new development projects and the contribution from our releasing efforts, we believe we are positioned for a strong performance in the second half of the year and in 2005."

PORTFOLIO OCCUPANCY*                                      June 30,

                                                2004                  2003
                                            -------------        -------------
Portfolio occupancy:                            91.1%                91.5%
  Mall portfolio                                91.1%                91.7%
    Stabilized malls (63)                       91.4%                92.2%
    Non-stabilized malls (3)                    85.1%                77.8%
Associated centers (24)                         89.3%                91.7%
Community centers (14)                          92.6%                89.1%

*Figures do not include the community centers that were included in Phases I & II of the Galileo joint venture transaction.

ACQUISITIONS

     During the second quarter the Company acquired the 890,000-square-foot Greenbrier Mall located in Chesapeake, Virginia, for $102.5 million at a yield of 8% based on income in place. Additionally, the Company paid $4.5 million to prepay the existing debt that the Company did not assume. In May, the Company acquired the 862,000-square-foot Chapel Hill Mall in Akron, Ohio, from Forest City Enterprises for $78.1 million. The acquisition is expected to generate an initial yield of 8.3% based upon current income. In June, the Company acquired

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CBL Reports Second Quarter Results
Page 3
July 29, 2004


the 547,000-square-foot Park Plaza Mall in Little Rock, Arkansas, from First Union Real Estate Equity and Mortgage Investments for a purchase price of $77.5 million, $41.3 million of which was the assumption of a non-recourse, fixed-rate loan, plus an estimated $9.9 million for improvements. Park Plaza Mall is expected to generate an initial yield of 8.47% based on current income and the total investment of $87.4 million.

     Subsequent to the end of the quarter, CBL acquired the 1,128,747-square-foot Monroeville Mall in the eastern Pittsburgh suburb of Monroeville, Pennsylvania, from Turnberry Associates for total consideration of $231.2 million. The acquisition included the mall, a 229,588-square-foot associated center known as the Annex, and an 86,204-square-foot open-air expansion known as the Village. The acquisition is expected to generate an initial yield for the mall and associated center of 7.37% based upon current income. An additional $20.7 million will be invested for the open-air expansion, which is expected to yield 8.18% when it opens in mid-2005. The combined return for the entire project is expected to be 7.45%. The purchase price was comprised of the assumption of a $134.0 million non-recourse, fixed-rate loan, $60.95 million of special common units of CBL's Operating Partnership based on $78.10 per unit value and $36.25 million in cash.

OUTLOOK AND GUIDANCE

     Based on today's outlook and the Company's second quarter results, management has increased its projection for Funds From Operations (FFO) for 2004. The Company now expects FFO to be in the range of $4.98 to $5.03 per diluted common share for the year compared with its previous projection in the range of $4.80 to $4.85 per diluted common share. The Company expects to update its annual guidance after each quarter's results.

                                                                         Low      High
                                                                        -----    ------
2004 FFO guidance previously provided - April 27, 2004                  $4.80     $4.85
Acquisitions of Chapel Hill Mall, Park Plaza Mall
      and Monroeville Mall complex (for the year 2004)                   0.15      0.15
Second quarter 2004 lease termination fees                               0.03      0.03
                                                                        -----    ------
Revised FFO guidance for 2004                                           $4.98     $5.03
                                                                        =====    ======

                                                                         Low      High
                                                                        -----    ------
Expected diluted earnings per common share                              $1.39     $1.42
      Add: real estate depreciation and amortization                     2.39      2.39
      Add: depreciation and amortization from unconsolidated
            affiliates                                                   0.09      0.09
      Add: minority interest in earnings of Operating Partnership        1.11      1.13
                                                                        -----    ------
Expected FFO per diluted common share                                   $4.98     $5.03
                                                                        =====    ======

INVESTOR CONFERENCE CALL AND SIMULCAST

     CBL & Associates Properties, Inc. will conduct a conference call at 10:00 am EDT on July 30, 2004, to discuss the second quarter results. The number to call for this interactive teleconference is 913-981-5507. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the passcode 349212. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

     To receive the CBL & Associates Properties, Inc. second quarter earnings release and supplemental information please visit our website at www.cblproperties.com or contact Investor Relations at 423-490-8292.

     The Company will also provide an online Web simulcast and rebroadcast of its 2004 second quarter earnings release conference call. The live broadcast of CBL's quarterly conference call will be available online at the Company's Web site at www.cblproperties.com, as well as www.streetevents.com, www.fulldisclosure.com and www.vcall.com on July 30, 2004, beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue through August 12, 2004.

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
CBL Reports Second Quarter Results
Page 4
July 29, 2004


NON-GAAP FINANCIAL MEASURES

Funds From Operations

     FFO is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with generally accepted accounting principles ("GAAP"). The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO provides an additional indicator of the operating performance of the Company's properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen or fallen with market conditions, the Company believes that FFO enhances investors' understanding of the Company's operating performance.

     FFO does not represent cash flow from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

Same-Center Net Operating Income

     Net operating income ("NOI") is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

     Since NOI includes only those revenues and expenses related to the continuing operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations.

Pro Rata Share of Debt

     The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding minority investors' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affects the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

     CBL & Associates Properties, Inc. is one of the top five owners of shopping centers in North America and the largest owner of malls and shopping centers in the Southeast, ranked by GLA owned. CBL owns, holds interests in or manages 167 properties, including 67 enclosed regional malls. The properties are located in 27 states and total 69.1 million square feet including 2.0 million square feet of non-owned shopping centers managed for third parties. CBL has nine projects under construction totaling approximately 2.0 million square feet including one regional mall - Imperial Valley Mall in the Imperial Valley region of California, an open-air shopping center in Southaven, MS, one community center and six expansions. In addition to its office in Chattanooga, TN, CBL has a regional office in Boston (Waltham), MA. Additional information can be found at www.cblproperties.com.

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
CBL Reports Second Quarter Results
Page 5
July 29, 2004

     Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

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
CBL Reports Second Quarter Results
Page 6
July 29, 2004


                        CBL & Associates Properties, Inc.
                      Consolidated Statements of Operations
               (Unaudited; in thousands, except per share amounts)

                                                              Three Months Ended         Six Months Ended
                                                                  June 30,                  June 30,
                                                             -----------------------   -----------------------
                                                                2004         2003         2004         2003
                                                             ----------   ----------   ----------   ----------
 REVENUES:
 Minimum rents                                               $ 114,044    $ 104,272    $ 223,031    $ 206,923
 Percentage rents                                                1,474        1,198        8,168        7,521
 Other rents                                                     2,456        1,762        5,242        3,790
 Tenant reimbursements                                          50,657       49,961       98,839       97,797
 Management, development and leasing fees                        1,716        1,406        3,511        2,725
 Other                                                           5,849        3,798       10,296        7,149
                                                             ----------   ----------   ----------   ----------
 Total revenues                                                176,196      162,397      349,087      325,905
                                                             ----------   ----------   ----------   ----------

 EXPENSES:
 Property operating                                             26,401       25,817       54,137       52,005
 Depreciation and amortization                                  33,026       27,593       65,759       53,807
 Real estate taxes                                              14,157       12,760       27,326       26,699
 Maintenance and repairs                                        10,217        9,585       20,503       20,109
 General and administrative                                      7,992        6,644       16,225       12,997
 Other                                                           4,923        2,315        7,955        4,656
                                                             ----------   ----------   ----------   ----------
 Total expenses                                                 96,716       84,714      191,905      170,273
                                                             ----------   ----------   ----------   ----------
 Income from operations                                         79,480       77,683      157,182      155,632
 Interest income                                                   706          592        1,586        1,165
 Interest expense                                              (42,798)     (38,350)     (83,232)     (75,292)
 Loss on extinguishment of debt                                      -         (167)           -         (167)
 Gain on sales of real estate assets                             4,955        3,002       24,780        4,096
 Equity in earnings of unconsolidated affiliates                 2,682          731        5,546        2,487
 Minority interest in earnings:
 Operating partnership                                         (17,840)     (17,979)     (42,874)     (38,616)
 Shopping center properties                                     (1,819)        (885)      (3,058)      (1,413)
                                                             ----------   ----------   ----------   ----------
 Income before discontinued operations                          25,366       24,627       59,930       47,892
 Operating income of discontinued operations                       233           87          279          355
 Gain on discontinued operations                                   525            -          520        2,935
                                                             ----------   ----------   ----------   ----------
 Net income                                                     26,124       24,714       60,729       51,182
 Preferred dividends                                            (4,416)      (3,692)      (8,832)      (7,384)
                                                             ----------   ----------   ----------   ----------
 Net income available to common shareholders                  $ 21,708     $ 21,022     $ 51,897     $ 43,798
                                                             ==========   ==========   ==========   ==========
 Basic per share data:
 Net income before discontinued operations,
    net of preferred dividends                                $   0.69     $   0.70     $   1.68     $   1.36
 Discontinued operations                                          0.02         0.00         0.02         0.11
                                                             ----------   ----------   ----------   ----------
 Net income available to common shareholders                  $   0.71     $   0.70     $   1.70     $   1.47
                                                             ==========   ==========   ==========   ==========
 Weighted average common shares outstanding                     30,600       29,886       30,464       29,806

 Diluted per share data:
 Net income before discontinued operations,
    net of preferred dividends                                $   0.66     $   0.67     $   1.61     $   1.31
 Discontinued operations                                          0.02         0.01         0.03         0.11
                                                             ----------   ----------   ----------   ----------
 Net income available to common shareholders                  $   0.68     $   0.68     $   1.64     $   1.42
                                                             ==========   ==========   ==========   ==========
 Weighted average common and potential dilutive
    common shares outstanding                                   31,755       31,066       31,686       30,942

(1) The amounts for the prior year periods have been reclassified to conform with the current year presentation. This reclassification did not impact income from operations or net income available to common shareholders.

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
CBL Reports Second Quarter Results
Page 7
July 29, 2004


The Company's calculation of FFO is as follows (in thousands, except per share data):

                                                                            Three Months Ended               Six Months Ended
                                                                                 June 30,                        June 30,
                                                                        ---------------------------     ---------------------------
                                                                             2004          2003            2004            2003
                                                                        ------------   ------------     ------------   ------------
 Net income available to common shareholders                            $   21,708     $    21,022      $   51,897     $    43,798
 Add:
 Depreciation and amortization from consolidated properties                 33,026          27,593          65,759          53,807
 Depreciation and amortization from unconsolidated affiliates                1,547           1,123           2,743           2,019
 Depreciation and amortization from discontinued operations                      8              97              20             205
 Minority interest in earnings of operating partnership                     17,840          17,979          42,874          38,616
 Less:
 Gain on disposal of operating real estate assets                           (4,484)              -         (23,565)              -
 Minority investors' share of depreciation and amortization                   (304)           (275)           (597)           (541)
 Gain on disposal of discontinued operations                                  (525)              -            (520)         (2,935)
 Depreciation and amortization of non-real estate assets                       (78)           (133)           (213)           (266)
                                                                        ------------   ------------     ------------   ------------
 Funds from operations                                                  $   68,738     $    67,406      $  138,398     $   134,703
                                                                        ============   ============     ============   ============
 Funds from operations applicable to Company shareholders               $   37,732     $    36,252      $   75,814     $    72,356
                                                                        ============   ============     ============   ============
 Basic per share data:
    Funds from operations                                               $     1.23     $      1.21      $     2.49     $      2.43
                                                                        ============   ============     ============   ============
   Weighted average common shares outstanding with operating
       partnership units fully converted                                    55,745          55,568          55,610          55,489
 Diluted per share data:
    Funds from operations                                               $     1.21     $      1.19      $     2.44     $      2.38
                                                                        ============   ============     ============   ============
   Weighted average common and potential dilutive common
       shares outstanding with operating partnership
       units fully converted                                                56,901          56,748          56,832          56,625

 SUPPLEMENTAL FFO INFORMATION:

 Lease termination fees                                                 $    1,444     $     1,167      $    2,601      $    1,562
    Lease termination fees per share                                    $     0.03     $      0.02      $     0.05      $     0.03

 Straight-line rental income                                            $      596     $     1,201      $    1,242      $    2,222
    Straight-line rental income per share                               $     0.01     $      0.02      $     0.02      $     0.04

 Gains on outparcel sales                                               $      705     $     2,875      $    2,041      $    3,976
    Gains on outparcel sales per share                                  $     0.01     $      0.05      $     0.04      $     0.07

 Amortization of above- and below-market leases                         $      607     $        49      $    1,242      $       99
    Amortization of above- and below-market leases per share            $     0.01     $         -      $     0.02      $        -

 Amortization of debt premiums                                          $    1,166     $         -      $    2,139      $        -
    Amortization of debt premiums per share                             $     0.02     $         -      $     0.04      $        -

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
CBL Reports Second Quarter Results
Page 8
July 29, 2004

Same-Center Net Operating Income
(Dollars in thousands)

                                                                       Three Months                Six Months
                                                                       Ended June 30,             Ended June 30,
                                                                -------------------------   --------------------------
                                                                   2004         2003            2004         2003
                                                                -------------------------   --------------------------

Net income                                                         $ 26,124     $ 24,714        $ 60,729     $ 51,182

Adjustments:
Depreciation and amortization                                        33,026       27,593          65,759       53,807
Depreciation and amortization from unconsolidated affiliates          1,547        1,123           2,743        2,019
Depreciation and amortization from discontinued operations                8           97              20          205
Minority investors' share of depreciation and amortization in
   shopping center properties                                          (304)        (275)           (597)        (541)
Interest expense                                                     42,798       38,350          83,232       75,292
Interest expense from unconsolidated affiliates                       1,658        2,053           3,077        3,882
Interest expense from discontinued operations                             9           13              20           27
Minority investors' share of interest expense in
   shopping center properties                                          (369)        (414)           (702)      (1,579)
Loss on extinguishment of debt                                            -          167               -          167
Loss on extinguishment of debt in discontinued operations                58            -              58            -
Abandoned projects expense                                            1,240          115           1,685          107
Gain on sales of real estate assets                                  (4,955)      (3,002)        (24,780)      (4,096)
Gain on sales of real estate assets of unconsolidated affiliates          -            -            (592)           -
Minority interest in earnings of Operating Partnership               17,840       17,979          42,874       38,616
Gain on discontinued operations                                        (525)          -             (520)      (2,935)
                                                                ------------   ----------    ------------  -----------
Operating Partnership's share of total NOI                          118,155      108,513         233,006      216,153
General and administrative expenses                                   7,992        6,644          16,225       12,997
Management fees and non-property level revenues                      (2,224)      (3,058)         (8,761)      (3,640)
                                                                ------------   ----------    ------------  -----------
Operating Partnership's share of property NOI                       123,923      112,099         240,470      225,510
NOI of non-comparable centers                                       (21,645)     (11,317)        (34,374)     (21,611)
                                                                ------------   ----------    ------------  -----------
Total same center NOI                                             $ 102,278    $ 100,782       $ 206,096    $ 203,899
                                                                ============   ==========    ============  ===========

Malls                                                             $  92,286     $ 92,306       $ 186,219    $ 187,731
Associated centers                                                    4,117        4,215           9,642        8,318
Community centers                                                     1,769        1,619           3,410        3,148
Other                                                                 4,106        2,642           6,825        4,702
                                                                ------------   ----------    ------------  -----------
Total same center NOI                                             $ 102,278    $ 100,782       $ 206,096    $ 203,899
                                                                ============   ==========    ============  ===========

Percentage Change:
Malls                                                                  0.0%                        -0.8%
Associated centers                                                    -2.3%                        15.9%
Community centers                                                      9.3%                         8.3%
Other                                                                 55.4%                        45.2%
                                                                ------------                 ------------
Total same center NOI                                                  1.5%                         1.1%
                                                                ============                 ============

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
CBL Reports Second Quarter Results
Page 9
July 29, 2004


Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

                                                                                       June 30, 2004
                                                                 -------------------------------------------------------
                                                                     Fixed Rate       Variable Rate         Total
                                                                 ------------------- ----------------- -----------------
Consolidated debt                                                      $  2,366,070        $  729,365       $ 3,095,435
Minority investors' share of consolidated debt                              (53,365)                -           (53,365)
Company's share of unconsolidated affiliates' debt                           58,885           121,041           179,926
                                                                 ------------------- ----------------- -----------------
Company's share of consolidated and unconsolidated debt                $  2,371,590        $  850,406       $ 3,221,996
                                                                 =================== ================= =================
Weighted average interest rate                                                6.56%             2.36%             5.45%
                                                                 =================== ================= =================

                                                                                     June 30, 2003
                                                                 -------------------------------------------------------
                                                                     Fixed Rate       Variable Rate         Total
                                                                 ------------------- ----------------- -----------------
Consolidated debt                                                     $   1,973,945       $   566,969      $  2,540,914
Minority investors' share of consolidated debt                              (19,857)                -           (19,857)
Company's share of unconsolidated affiliates' debt                           37,924            44,197            82,121
                                                                 ------------------- ----------------- -----------------
Company's share of consolidated and unconsolidated debt               $   1,992,012       $   611,166      $  2,603,178
                                                                 =================== ================= =================
Weighted average interest rate                                                7.05%             3.01%             6.10%
                                                                 =================== ================= =================


Debt-To-Total-Market Capitalization Ration as of June 30, 2004 (In thousands, except stock price)

                                                                    Shares
                                                                    Outstanding      Stock Price (1)        Value
                                                                 ------------------- ----------------- -----------------
Common stock and operating partnership units                                 55,981        $    55.00      $  3,078,955
8.75% Series B Cumulative Redeemable Preferred Stock                          2,000        $    50.00           100,000
7.75% Series C Cumulative Redeemable Preferred Stock                            460        $   250.00           115,000
                                                                                                       -----------------
Total market equity                                                                                           3,293,955
Company's share of total debt                                                                                 3,221,996
                                                                                                       -----------------
Total market capitalization                                                                                $  6,515,951
                                                                                                       =================
Debt-to-total-market capitalization ratio                                                                         49.4%
                                                                                                       =================

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on June 30, 2004. The stock price for the preferred stock represents the face value of each respective series of preferred stock.


Reconciliation of Shares and Operating Partnership Units Outstanding (In thousands)

                                                                  Three Months Ended                    Six Months Ended
                                                                       June 30,                             June 30,
                                                         ------------------------------------- -----------------------------------
                                                              Basic             Diluted             Basic            Diluted
                                                         ----------------- ------------------- ----------------- -----------------
2004:
Weighted average shares - EPS                                      30,600              31,755            30,464            31,686
Weighted average operating partnership units                       25,145              25,146            25,146            25,146
                                                         ----------------- ------------------- ----------------- -----------------

Weighted average shares- FFO                                       55,745              56,901            55,610            56,832
                                                         ================= =================== ================= =================

2003:

Weighted average shares - EPS                                      29,886              31,066            29,806            30,942
Weighted average operating partnership units                       25,682              25,682            25,683            25,683
                                                         ----------------- ------------------- ----------------- -----------------
Weighted average shares- FFO                                       55,568              56,748            55,489            56,625
                                                         ================= =================== ================= =================


                                                                  Three Months Ended                    Six Months Ended
Dividend Payout Ratio                                                  June 30,                             June 30,
                                                         ------------------------------------- -----------------------------------
                                                               2004               2003               2004              2003
                                                         ----------------- ------------------- ----------------- -----------------
Dividend per share                                             $    0.725         $     0.655        $     1.45        $     1.31
FFO per diluted, fully converted share                         $     1.21         $      1.19        $     2.44        $     2.38
                                                         ----------------- ------------------- ----------------- -----------------
Dividend payout ratio                                               59.9%               55.0%             59.4%             55.0%
                                                         ================= =================== ================= =================

                                     -MORE-

CBL Reports Second Quarter Results
Page 10
July 29, 2004


Consolidated Balance Sheets
(Preliminary and unaudited, in thousands)

                                                          June 30,     December 31,
                                                            2004           2003
                                                        ------------   ------------
 ASSETS
 Real estate assets:
 Land                                                    $   604,904   $   578,310
 Buildings and improvements                                4,155,864     3,678,074
                                                        ------------   ------------
                                                           4,760,768     4,256,384
 Less: accumulated depreciation                             (519,045)     (467,614)
                                                        ------------   ------------
                                                           4,241,723     3,788,770
 Real estate assets held for sale                             67,811        64,354
 Developments in progress                                     76,616        59,096
                                                        ------------   ------------
 Net investment in real estate                             4,386,150     3,912,220
 Cash, restricted cash and cash equivalents                   30,042        20,332
 Cash in escrow                                                    -        78,476
 Receivables:
 Tenant, net of allowance                                     35,800        42,165
 Other                                                        14,832         3,033
 Mortgage notes receivable                                    27,555        36,169
 Investment in unconsolidated affiliates                      88,638        96,450
 Other assets                                                 85,030        75,465
                                                        ------------   ------------
                                                         $ 4,668,047   $ 4,264,310
                                                        ============   ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Mortgage and other notes payable                        $ 3,092,963   $ 2,709,348
 Mortgage notes payable on real estate assets
    held for sale                                              2,472        28,754
 Accounts payable and accrued liabilities                    177,674       161,478
                                                        ------------   ------------
 Total liabilities                                         3,273,109     2,899,580
                                                        ------------   ------------
 Commitments and contingencies
 Minority interests                                          540,894       526,993
                                                        ------------   ------------
 Shareholders' equity:
 Preferred Stock, $.01 par value                                  25            25
 Common Stock, $.01 par value                                    308           303
 Additional paid-in capital                                  828,984       818,051
 Deferred compensation                                        (3,549)       (1,607)
 Retained earnings                                            28,276        20,965
                                                        ------------   ------------
 Total shareholders' equity                                  854,044       837,737
                                                        ------------   ------------
                                                         $ 4,668,047   $ 4,264,310
                                                        ============   ============

The balance sheet above is preliminary as of the date of this report. Please refer to the Company's Quarterly Report on Form 10-Q when filed for a complete balance sheet as of June 30, 2004.